                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Nortek, Inc.:

     As independent public accountants, we hereby consent to the use of our report dated March 22, 1999 incorporated by reference in this Registration Statement and to all references to our Firm included in this Registration Statement.

                                          /s/  ARTHUR ANDERSEN LLP

Boston, Massachusetts
June 15, 1999